Exhibit 4.1

THE INDEBTEDNESS REPRESENTED BY THIS NOTE IS EXPRESSLY SUBORDINATED TO THE CLAIMS OF SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY (“BANK”) PURSUANT TO A SUBORDINATION AGREEMENT DATED AS OF DECEMBER __, 2023 BY AND AMONG THE HOLDER OF THIS NOTE AND THE BANK (THE “SUBORDINATION AGREEMENT”). ANY ASSIGNMENT OF THIS NOTE SHALL BE SUBJECT TO THE SUBORDINATION AGREEMENT.

secured SUBORDINATED PROMISSORY NOTE

December ___, 2023

California, United States

For value received, Serve Operating Co., a Delaware corporation (the “Company”), promises to pay to Ali Kashani (the “Holder”), the principal sum of all amounts due and owing by the Company to the Holder from time to time under the terms of this Secured Subordinated Promissory Note (this “Note”, and each such loan set forth on Schedule 1, as updated from time to time, individually a “Loan” and collectively, the “Loans”), provided that the aggregate principal amount of all such Loans shall not exceed $200,000. Interest shall accrue from the applicable loan date (as set forth on Schedule 1) on the unpaid principal amount at a rate equal to 7.67% per annum, computed as simple interest on the basis of a year of 365 days. The amount of each Loan shall be endorsed by the Holder on Schedule 1 attached hereto or, at the Holder’s option, in its records, which schedule or records shall be conclusive, absent manifest error. If a Change of Control (as such term is defined herein) is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the signing of the definitive agreement for such Change of Control. This Note is subject to the following terms and conditions.

1. Basic Terms.

(a) Maturity. Principal and any accrued but unpaid interest with respect to each Loan under this Note shall be due and payable upon demand of the Holder concurrently with or at any time after the consummation of a financing by the Company in the aggregate of $1,000,000 or greater (the “Financing”). Interest shall accrue on this Note and shall be due and payable with each installment of principal. Notwithstanding the foregoing, subject to Sections 8 and 9 hereof, the entire unpaid principal sum of each Loan under this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

(b) Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder shall be applied to principal. The Company may prepay this Note at any time without penalty.

2. Change of Control. In the event of a Change of Control (as defined below) prior to repayment in full of each Loan under this Note, immediately prior to such Change of Control, the outstanding principal and any accrued but unpaid interest on each Loan under this Note shall become immediately due and payable. The term “Change of Control” means (i) a sale of all or substantially all of the Company’s assets other than to an Excluded Entity (as defined below), (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, limited liability company or other entity other than an Excluded Entity, or (iii) the consummation of a transaction, or series of related transactions, in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of all of the Company’s then outstanding voting securities. Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Company’s Board of Directors. An “Excluded Entity” means a corporation or other entity of which the holders of voting capital stock of the Company outstanding immediately prior to such transaction are the direct or indirect holders of voting securities representing at least a majority of the votes entitled to be cast by all of such corporation’s or other entity’s voting securities outstanding immediately after such transaction.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to Holder that:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b) Authorization. The Company has full power and authority to enter into this Note. This Note, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

4. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

5. Interest Rate Limitation. Notwithstanding anything to the contrary contained in this Note, the interest paid or agreed to be paid under this Note shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal remaining owed under this Note or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

6. Action to Collect on Note. If action is instituted to collect on this Note, the Company promises to pay all of the Holder’s costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

7. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

8. Subordination. The indebtedness evidenced by this Note is expressly subordinated in right of payment to the prior payment in full of all of the Company’s Senior Indebtedness in existence on the date of this Note or hereafter incurred, and Holder hereby agrees to enter into such agreements and take such additional action as may be necessary to perfect such subordination. “Senior Indebtedness” shall mean, unless expressly subordinated to or made on parity with the amounts due under this Note, all amounts due in connection with (i) indebtedness of the Company to Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“SVB”), to the extent and in the manner set forth in the subordination agreement among the Holder and SVB, in substantially the form attached as Exhibit A to this Agreement (the “Subordination Agreement”), and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor, or any indebtedness to banks and other financial instructions.

9. Security Interest. To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration, mandatory prepayment or otherwise) of the Note and any and all other obligations of the Company under this Note (collectively, the “Secured Obligations”), the Company hereby grants to Holder, a second priority security interest and continuing lien (the “Security Interest”) upon all of the right, title and interest of the Company and its subsidiaries, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, in and to the collateral described in Section 10 below (the “Collateral”). For the avoidance of doubt, the Security Interest under this Note shall be subordinated to the security interests and liens held by SVB.

10. Collateral. The Collateral consists of all of the personal property and assets (both tangible and intangible) of the Company and its subsidiaries, wherever located, whether presently existing or hereafter acquired or arising, including all accounts, chattel paper, commercial tort claims in which the Company or its subsidiaries is a plaintiff, inventory, equipment, fixtures, instruments, investment property, letter-of-credit rights and letters of credit, money, payment intangibles, receivables, documents, deposit accounts, intellectual property (including without limitation source code), general intangibles, supporting obligations, all other goods, and, to the extent not listed above as original collateral, proceeds and products of the foregoing. At such time as this Note has been paid in full and/or is cancelled, the security interest in the Collateral shall be released by the Holder, and the Holder, at the expense of the Company, shall deliver such Uniform Commercial Code (“UCC”) termination statements and similar lien release documents as the Company may reasonably request to evidence such release.

11. Security Interest Absolute and Unconditional. The security interest granted hereby secures the prompt and complete payment and performance of all the Secured Obligations. Without limiting the generality of the foregoing, this security interest also secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Company to the Holder but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

12. Financing Statements. The Company hereby irrevocably authorizes the Holder to file such UCC-1 financing statements and such other instruments, assignments or documents as are necessary to perfect the Holder’s lien upon any of the Collateral and to take such other action as may be required to perfect or to continue the perfection of the Holder’s lien upon the Collateral. The Company further authorizes the Holder to include any description of the Collateral that the Holder deems reasonable. At the Holder’s request, the Company shall also promptly execute or cause to be executed and shall deliver to the Holder any and all documents, instruments and agreements that in the reasonable opinion of the Holder are necessary to give effect to or carry out the terms or intent of this Note or any other agreement or instrument relating thereto.

13. Further Assurances. To the extent not included in the foregoing, the Company shall, from time to time at the Company’s expense, promptly execute and deliver all further agreements, instruments and documents, and take all further action that the Holder reasonably determines may be necessary or advisable, in order to create, perfect, or protect any security interest granted or purported to be granted hereby or to enable the Holder to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, the Company shall (i) file or authorize the filing of such financing and continuation statements, or amendments thereto, and such other instruments, endorsements and notices, as may be necessary, or as the Holder may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby, including consents, assignments, notices and other documentation reasonably requested by the Holder; (ii) cause the Holder’s name to be noted as the secured party on any certificate of title for a titled good constituting Collateral if such notation is a condition to attachment, perfection or priority of, or ability of the Holder to enforce, the Holder’s security interest in such Collateral; (iii) comply with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Holder to enforce, the Holder’s security interest in such Collateral; (iv) use commercially reasonable efforts to obtain governmental and other third party consents and approvals, including any consent of any licensor, lessor or other person obligated on Collateral; (v) execute any agreement, or deliver any Collateral to the Holder, in form and substance satisfactory to the Holder, in order to provide the Holder with “control” (as such term is defined in the UCC) with respect to the Collateral in order for the Holder to obtain a perfected first priority security interest in such Collateral (vi) take all actions required by applicable laws in order to perfect and preserve the security interest granted or purported to be granted hereby.

14. Most Favored Nation. If, prior to the repayment of this Note, the Company issues Other Debt (as defined below), then the Company will provide the Holder with written notice thereof, together with a copy of all documentation relating to such Other Debt and, upon request of the Holder, any additional information related to such Other Debt as may be reasonably requested by the Holder. The Company will provide such notice to the Holder promptly (and in any event within thirty (30) days) following the issuance of such Other Debt. In the event the Holder determines in its sole discretion that the terms of the Other Debt are preference to the terms of this Note, the Holder will notify the Company in writing within ten (10) days following the Holder’s receipt of such notice from the Company. Promptly after receipt of such written notice from the Holder, the Company will amend and restate this Note to be identical to the promissory note evidencing the Other Debt, excluding the principal and accrued interest. “Other Debt” shall mean indebtedness of the Company, including other promissory notes, but excluding indebtedness to (i) SVB or (ii) suppliers or third party service providers in connection with the provision of goods and services pursuant to transactions.

15. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Note, and all acts and transactions pursuant hereto and the rights and obligations of the Company and Holder shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement. This Note constitutes the entire agreement and understanding between the Company and the Holder relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written between them relating to the subject matter hereof.

(c) Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 15(c) shall be binding upon the Company, the Holder and each transferee of this Note.

(d) Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

(e) Notices. Any notice, demand or request required or permitted to be given under this Note shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f) Counterparts. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

(g) Waiver of Conflicts. Each party to this Agreement acknowledges that Orrick, Herrington & Sutcliffe LLP, counsel for the Company, may have in the past performed and may continue to perform legal services for the Holder in matters unrelated to the transactions described in this Agreement, including the representation of the Holder in venture capital financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Orrick, Herrington & Sutcliffe LLP’s representation of the Holder in such unrelated matters and to Orrick, Herrington & Sutcliffe LLP’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Secured Subordinated Promissory Note as of the date first set forth above.

the company:

SERVE OPERATING CO.

By:
(Signature)

Name:
Title:

Address:

Email:

AGREED TO AND ACCEPTED:

The holder:

ALI KASHANI

By:
(Signature)

Address:

Email:

EXHIBIT A

SUBORDINATION AGREEMENT

Schedule 1

Schedule 1 to Note of Serve Operating Co., a Delaware corporation (the “Company”), payable to the order of Ali Kashani (the “Holder”):

LOANS

Loan Date	Loan Amount	Holder Endorsement

Total